                                                                                        Exhibit 99.2

                                                        West Pharmaceutical Services
                                       Reconciliation of ProForma Earnings Per Share to US GAAP basis
                                                               Fully Diluted

                                        For the quarter ended June 30     For the year ended December 31
                                            2004 forecast     2003           2004 forecast    2003
                                            Low     High     Actual          Low     High    Actual
                                        ------------------   ------       ----------------   -------

Earnings per share, Pro forma             $0.61    $0.65    $0.66          $2.00    $2.10    $1.88

Cost associated with plant explosion/
medical device facility closure costs     (0.14)   (0.14)   (0.18)         (0.65)   (0.52)    0.31

Equity affiliate gain                         -        -        -           0.04     0.04        -
                                        -----------------   -------     -------------------  -------
Earings per share, US GAAP                $0.47    $0.51    $0.48          $1.39    $1.62    $2.19

The Company believes the comparisons of period-to-period results of its ongoing business operations are aided by excluding the insurance settlement, related uninsured costs and on-going additional production and legal costs associated with 2003 plant explosion in Kinston, N.C., and by excluding restructuring and impairment charges connected with the planned closure of its UK medical device facility.  Pro-forma results also exclude a gain on the sale of real estate by the Company's affiliate in Mexico.